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                                                                    Exhibit 10.2



                           DAYTON SUPERIOR CORPORATION

                   1997 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
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     1. PURPOSE. The purpose of the Plan is to promote the interests of the shareholders of the Company by increasing the identity of interests among the directors of the Company who are not employees of the Company and the shareholders of the Company.

     2. DEFINITIONS. For purposes of the Plan:

          "AGREEMENT" means a written agreement between the Company and a Nonemployee Director evidencing the grant of an Option and setting forth the terms and conditions of the Option.

          "BOARD" means the Board of Directors of the Company.

          "CHANGE IN CAPITALIZATION" means any increase, reduction or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMMON SHARES" means any class of common shares of the Company.

          "COMPANY" means Dayton Superior Corporation, an Ohio corporation.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "FAIR MARKET VALUE" means the average of the highest sale price and the lowest sale price of a Share on the date the value of a Share is to be determined, as reported on the New York Stock Exchange and published in the WALL STREET JOURNAL or, if no sale is reported for such date, then on the next preceding date for which a sale is reported or, if the Shares no longer are traded on the New York Stock Exchange, the determination of such value as shall be determined by the Board in good faith.

          "NONEMPLOYEE DIRECTOR". means a director of the Company who is not an employee of the Company or any subsidiary of the Company; provided, however, that the Board, in its discretion, from time to time may further limit the directors who constitute Nonemployee Directors for purposes of the Plan.



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          "OPTION" means a right to purchase Shares granted under the Plan.
     Options granted under the Plan are not intended to qualify as incentive stock options under Section 422 of the Code.

          "PLAN" means this 1997 Nonemployee Director Stock Option Plan, as amended from time to time.

          "QUALIFIED DOMESTIC RELATIONS ORDER" means a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Code which satisfies the conditions of Section 414(p)(1)(A) of the Code.

          "RIPPLEWOOD" means Ripplewood Holdings L.L.C., a Delaware limited liability company.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SHARES" means the Class A Common Shares, without par value, of the Company (including any new, additional or different shares or securities resulting from a Change in Capitalization).

     3. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the express terms and conditions set forth in the Plan, the Board shall have the power from time to time: (i) to construe and interpret the terms of the Plan and the Options including, without limitation, to correct any defect or omission or to reconcile any inconsistency in the Plan or in any Agreement and to establish, amend and revoke rules and regulations for the administration of the Plan, in the manner and to the extent the Board deems necessary or advisable to make the Plan fully effective (and all decisions and determinations by the Board in the exercise of this power shall be final and binding upon the Company and each Nonemployee Director), and (ii) generally, to exercise such powers and to perform such acts as the Board deems necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4. SHARES SUBJECT TO THE PLAN. (a) The maximum number of Shares that may be issued or delivered pursuant to Options granted under the Plan is 40,000, subject to adjustment as provided in Section 9. Such Shares may be authorized but unissued Shares or Shares held in treasury. The Company shall reserve, for purposes of the Plan, out of its authorized but unissued Shares or treasury Shares, or partly out of each, such number of Shares as shall be determined by the Board.

     (b) Whenever any outstanding Option or any portion of an outstanding Option expires, is canceled or otherwise terminates (other than by exercise), the Shares subject to the unexercised portion of the Option which has expired, been canceled or has terminated again shall be available for the grant of Options hereunder without reducing the number of Shares otherwise available under the Plan. Shares which have been surrendered to or withheld by the Company to satisfy all or a portion of the purchase price of an Option or a tax withholding obligation with respect to an Option thereafter shall not be available under the Plan.


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     5. GRANT OF OPTIONS. During the term of the Plan: (i) each Person who is a
Nonemployee Director immediately following each Annual Meeting of Shareholders of the Company, commencing with the 1997 Annual Meeting of Shareholders, automatically shall be granted an Option to purchase 2,000 Shares, effective as of the date that such Annual Meeting of Shareholders is concluded, and (ii) each person who, after the effective date of the Plan, first becomes a Nonemployee Director at any time other than at an Annual Meeting of Shareholders of the Company shall be granted an Option to purchase a number of Shares (rounded to the nearest whole Share) determined by multiplying 2,000 by a fraction, the numerator of which is twelve less the number of months (rounded to the nearest whole month) from the most recent Annual Meeting of Shareholders of the Company to the date such Person first becomes a Nonemployee Director and the denominator of which is twelve, effective as of the date such Person first becomes a Nonemployee Director. Except as set forth in this Section 5, no Options may be granted under the Plan.

     6. TERMS OF OPTIONS. The terms and conditions of each Option granted under the Plan shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

          (a) EXERCISE PRICE. The exercise price per Share of each Option shall be the Fair Market Value of a Share on the date the Option is granted.

          (b) DURATION. Each Option shall have a term of ten years from the date the Option is granted.

          (c) EXERCISABILITY. Each Option granted under the Plan shall be fully exercisable at the time the Option is granted.

          (d) NON-TRANSFERABILITY. No Option granted under the Plan shall be pledged, assigned, hypothecated or transferred by the Nonemployee Director other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Options may be exercised during the lifetime of a Nonemployee Director only by the Nonemployee Director or the Nonemployee Director's guardian or legal representative or the transferee under a Qualified Domestic Relations Order. A Nonemployee Director may designate a person or persons to receive, in the event of such Nonemployee Director's death, an Option or portion of an Option held by the Nonemployee Director at the time of death or any amount payable with respect thereto to which the Nonemployee Director then would be entitled.

          (e) EXERCISE OF OPTION. (i) An Option may be exercised only by a written notice delivered to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement. The exercise price for the Shares to be purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check or by transferring Shares to the Company or by the retention by the Company of Shares to be issued upon the exercise of such Option, or any combination thereof. Any Shares transferred to the Company or retained by the Company as payment of the exercise price of an Option shall be valued at their Fair Market Value on the date the Option is exercised. If required by the Board,


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     the Nonemployee Director shall deliver the Agreement evidencing the Option to the Secretary of the Company, who shall endorse on the Agreement a notation of such exercise and shall return such Agreement to the Nonemployee Director. Any exercise of an Option for fewer than all of the Shares covered by the Option shall be for at least ten Shares. No fractional Shares shall be issued upon the exercise of an Option.

          (ii) If the Plan or any law, regulation or interpretation requires the Company to take any action regarding the Shares before the Company issues certificates for the Shares being purchased, the Company may delay delivering the certificates for the Shares for the period necessary to take such action; provided, however, that the Company shall use its reasonable best efforts to promptly take any such action. The certificate or certificates representing Shares acquired upon the exercise of an Option may bear a legend restricting the transfer of such Shares to the extent required by applicable law, regulation or interpretation, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

          (f) RIGHTS OF NONEMPLOYEE DIRECTOR. No Nonemployee Director shall be deemed for any purpose to be the owner of any Shares subject to an Option unless and until the Option has been validly exercised, the Company has issued and delivered certificates for the Shares to the Nonemployee Director, and the Nonemployee Director's name has been entered as a shareholder of record on the books of the Company.

          (g) AMENDMENT OF OPTIONS. Subject to the terms and provisions of the Plan, the Board may amend any outstanding Option in any respect; provided, however, that (i) no such amendment shall reduce the exercise price of the Option (except to set forth an adjustment in the exercise price made pursuant to Section 9), and (ii) the consent of the Nonemployee Director of the Option to such amendment must be obtained if the amendment would adversely affect the rights of the Nonemployee Director under the Option.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of a Change in Capitalization, the Board shall determine the appropriate adjustments, if any, to the maximum number and class of shares with respect to which Options may be granted under the Plan, the number and class of shares subject to outstanding Options granted under the Plan and the exercise price thereof, if applicable, and any such determination by the Board shall be conclusive.

     8. TERMINATION AND AMENDMENT OF THE PLAN. Unless earlier terminated by the Board, the Plan shall terminate on March 17, 2007 (or such earlier date as of which the maximum number of Shares which may be issued or delivered upon the exercise of Options granted under the Plan have been so issued or delivered), and no Options thereafter shall be granted under the Plan. The Board may terminate the Plan at any time and may amend the Plan and outstanding Agreements from time to time; provided, however, that no such amendment shall be effective unless approved by the shareholders of the Company, if such shareholder approval is required (a) so that transactions hereunder will be exempt under Rule 16b-3 under the Exchange Act or (b) to comply with any other applicable law, regulation or stock exchange rule. The rights and obligations of a Nonemployee Director with respect to any Option outstanding at the time of any such amendment to the Plan or


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any Agreement shall not be adversely altered or impaired by such amendment, except with the consent of such Nonemployee Director.

     9. GOVERNING LAW; APPROVALS. (a) The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Ohio without giving effect to the choice of law principles thereof.

     (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws and the rules of any stock exchange on which the Shares are listed.

     (c) If at any time the Board determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares upon the exercise of an Option, no Option shall be granted or payment made or Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

     10. EFFECTIVE DATE. The Plan was approved by the Board on March 17, 1997, subject to approval by the affirmative vote of the holders of Common Shares entitling them to a majority of the voting power of the Company present in person or by proxy at the Annual Meeting of Shareholders of the Company to be held on May 8, 1997. The Plan shall become effective upon the approval of Plan by the holders of Common Shares entitling them to exercise a majority of the voting power of the Company present at the Annual Meeting of Shareholders in person or in proxy.